Exhibit 10.1

DRILLING AND OPERATING AGREEMENT
FOR
ATLAS AMERICA PUBLIC #14-2005(A) L.P.

DATED MARCH 29, 2005

INDEX
Section		Page #
1.	Assignment of Well Locations; Representations and Indemnification Associated with the
	Assignment of the Lease; Designation of Additional Well Locations; Outside Activities are
	not Restricted	1

2.	Drilling of Wells; Timing; Depth; Interest of Developer; Right to Substitute Well Locations	2

3.	Operator - Responsibilities in General; Covenants; Term	3

4.	Operator’s Charges for Drilling and Completing Wells, Payment, Completion Determination,
	Dry Hole Determination, Excess Funds and Cost Overruns-Intangible Drilling Costs, Excess
	Funds and Cost Overruns-Tangible Costs	4

5.	Examination of Well Locations; Developer’s Acceptance and Liability; Additional Well Title Locations	7

6.	Operations Subsequent to Completion of the Wells, Fee Adjustments, Extraordinary Costs,
	Pipelines, Price Determinations, Plugging and Abandonment	7

7.	Billing and Payment Procedure with Respect to Operation of Wells, Disbursements, Separate
	Account for Sale Proceeds, Records and Reports, Additional Information	9

8.	Operator’s Lien, Right to Collect from Oil or Gas Purchaser	10

9.	Successors and Assigns, Transfers, Appointment of Agent	11

10.	Operator’s Insurance, Subcontractors’’ Insurance, Operation’s Liability	12

11.	Internal Revenue Code Election; Relationship of Parties; Right to Take Production in Kind	13

12.	Effect of Force Majeure; Definition of Force Majeure; Limitation	14

13.	Term	14

14.	Governing Law; Invalidity	14

15.	Integration, Written Amendment	14

16.	Waiver of Default or Breach	14

17.	Notices	14

18.	Interpretation	15

19.	Counterparts	15

	Signature Page	15

	Exhibit A Description of Leases and Initial Well Locations
	Exhibits A-1 through A-8 Maps of initial Well Locations
	Exhibit B Forms of Assignment
	Exhibit C Form of Addendum

DRILLING AND OPERATING AGREEMENT

THIS AGREEMENT made this 29th day of March, 2005, by and between ATLAS RESOURCES, INC., a Pennsylvania corporation (hereinafter referred to as “Atlas” or “Operator”),

and

ATLAS AMERICA PUBLIC #14-2005(A) L.P., a Delaware limited partnership, (hereinafter referred to as the “Developer”).

WITNESSETH THAT:

WHEREAS, the Operator, by virtue of the Oil and Gas Leases (the “Leases”) described on Exhibit A attached to and made a part of this Agreement, has certain rights to develop the eight (8) initial well locations (the “Initial Well Locations”) identified on the maps attached to and made a part of this Agreement as Exhibits A-l through A-8;

WHEREAS, the Developer, subject to the terms and conditions of this Agreement, desires to acquire certain of the Operator’s rights to develop the Initial Well Locations and to provide for the development on the terms and conditions set forth in this Agreement of additional well locations (“Additional Well Locations”) which the parties may from time to time designate; and

WHEREAS, the Operator is in the oil and gas exploration and development business, and the Developer desires that Operator, as its independent contractor, perform certain services in connection with its efforts to develop the aforesaid Initial and Additional Well Locations (collectively the “Well Locations”) and to operate the wells completed on the Well Locations, on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Assignment of Well Locations; Representations and Indemnification Associated with the Assignment of the Lease; Designation of Additional Well Locations; Outside Activities Are Not Restricted.

(a)
Assignment of Well Locations. The Operator shall execute an assignment of an undivided percentage of Working Interest in the Well Location acreage for each well to the Developer as shown on Exhibit A attached hereto, which assignment shall be limited to a depth from the surface to the deepest depth penetrated at the cessation of drilling operations.

The assignment shall be substantially in the form of Exhibit B attached to and made a part of this Agreement. The amount of acreage included in each Initial Well Location and the configuration of the Initial Well Location are indicated on the maps attached as Exhibits A-l through A-8. The amount of acreage included in each Additional Well Location and the configuration of the Additional Well Location shall be indicated on the maps to be attached as exhibits to the applicable addendum to this Agreement as provided in sub-section (c) below.

(b)	Representations and Indemnification Associated with the Assignment of the Lease. The Operator represents and warrants to the Developer that:

(i)	the Operator is the lawful owner of the Lease and rights and interest under the Lease and of the personal property on the Lease or used in connection with the Lease;

(ii)	the Operator has good right and authority to sell and convey the rights, interest, and property;

(iii)	the rights, interest, and property are free and clear from all liens and encumbrances; and

(iv)	all rentals and royalties due and payable under the Lease have been duly paid.

These representations and warranties shall also be included in each recorded assignment of the acreage included in each Initial Well Location and Additional Well Location designated pursuant to sub-section (c) below, substantially in the manner set forth in Exhibit B.

The Operator agrees to indemnify, protect and hold the Developer and its successors and assigns harmless from and against all costs (including but not limited to reasonable attorneys’ fees), liabilities, claims, penalties, losses, suits, actions, causes of action, judgments or decrees resulting from the breach of any of the above representations and warranties. It is understood and agreed that, except as specifically set forth above, the Operator makes no warranty or representation, express or implied, as to its title or the title of the lessors in and to the lands or oil and gas interests covered by said Leases.

(c)
Designation of Additional Well Locations. If the parties hereto desire to designate Additional Well Locations to be developed in accordance with the terms and conditions of this Agreement, then the parties shall execute an addendum substantially in the form of Exhibit C attached to and made a part of this Agreement (Exhibit “C”) specifying:

(i)	the undivided percentage of Working Interest and the Oil and Gas Leases to be included as Leases under this Agreement;

(ii)	the amount and configuration of acreage included in each Additional Well Location on maps attached as exhibits to the addendum; and

(iii)	their agreement that the Additional Well Locations shall be developed in accordance with the terms and conditions of this Agreement.

(d)
Outside Activities Are Not Restricted. It is understood and agreed that the assignment of rights under the Leases and the oil and gas development activities contemplated by this Agreement relate only to the Initial Well Locations and the Additional Well Locations. Nothing contained in this Agreement shall be interpreted to restrict in any manner the right of each of the parties to conduct without the participation of the other party any additional activities relating to exploration, development, drilling, production, or delivery of oil and gas on lands adjacent to or in the immediate vicinity of the Well Locations or elsewhere.

2.	Drilling of Wells; Timing; Depth; Interest of Developer; Right to Substitute Well Locations.

(a)
Drilling of Wells. Operator, as Developer’s independent contractor, agrees to drill, complete (or plug) and operate eight (8) oil and gas wells on the eight (8) Initial Well Locations in accordance with the terms and conditions of this Agreement. Developer, as a minimum commitment, agrees to participate in and pay the Operator’s charges for drilling and completing the wells and any extra costs pursuant to Section 4 in proportion to the share of the Working Interest owned by the Developer in the wells with respect to all initial wells. It is understood and agreed that, subject to sub-section (e) below, Developer does not reserve the right to decline participation in the drilling of any of the initial wells to be drilled under this Agreement.

(b)
Timing. Operator shall begin drilling the first well within thirty (30) days after the date of this Agreement, and shall begin drilling each of the other initial wells for which payment is made pursuant to Section 4(b) of this Agreement before the close of the 90th day after the close of the calendar year in which this Agreement is entered into by Operator and the Developer. Subject to the foregoing time limits, Operator shall determine the timing of and the order of drilling the Initial Well Locations.

(c)	Depth. All of the wells to be drilled under this Agreement (c) shall be:

(i)
drilled and completed (or plugged) in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographical area of the Well Locations; and

(ii)	drilled to a depth sufficient to test thoroughly the objective formation or the deepest assigned depth, whichever is less.

(d)
Interest of Developer. Except as otherwise provided in this Agreement, all costs, expenses, and liabilities incurred in connection with the drilling and other operations and activities contemplated by this Agreement shall be borne and paid, and all wells, gathering lines of up to approximately 2,500 feet on the Well Location in connection with a natural gas well, equipment, materials, and facilities acquired, constructed or installed under this Agreement shall be owned, by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Subject to the payment of lessor’s royalties and other royalties and overriding royalties, if any, production of oil and gas from the wells to be drilled under this Agreement shall be owned by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

(e)
Right to Substitute Well Locations. Notwithstanding the provisions of sub-section (a) above, if the Operator or Developer determines in good faith, with respect to any Well Location, before operations begin under this Agreement on the Well Location, that it would not be in the best interest of the parties to drill a well on the Well Location, then the party making the determination shall notify the other party of its determination and its basis for its determination and, unless otherwise instructed by Developer, the well shall not be drilled. This determination may be based on:

(i)	the production or failure of production of any other wells which may have been recently drilled in the immediate area of the Well Location;

(ii)	newly discovered title defects; or

(iii)	any other evidence with respect to the Well Location as may be obtained.

If the well is not drilled, then Operator shall promptly propose a new well location (including all information for the Well Location as Developer may reasonably request) to be substituted for the original Well Location. Developer shall then have seven (7) business days to either reject or accept the proposed new well location. If the new well location is rejected, then Operator shall promptly propose another substitute well location pursuant to the provisions of this sub-section.

Once the Developer accepts a substitute well location or does not reject it within said seven (7) day period, this Agreement shall terminate as to the original Well Location and the substitute well location shall become subject to the terms and conditions of this Agreement.

3. Operator - Responsibilities in General; Covenants; Term.

(a)
Operator - Responsibilities in General. Atlas shall be the Operator of the wells and Well Locations subject to this Agreement and, as the Developer’s independent contractor, shall, in addition to its other obligations under this Agreement do the following:

(i)	arrange for drilling and completing the wells and, if a gas well, installing the necessary gas gathering line systems and connection facilities;

(ii)	make the technical decisions required in drilling, testing, completing, and operating the wells;

(iii)	manage and conduct all field operations in connection with the drilling, testing, completing, equipping, operating, and producing the wells;

(iv)	maintain all wells, equipment, gathering lines if a gas well, and facilities in good working order during their useful lives; and

(v)	perform the necessary administrative and accounting functions.

In performing the work contemplated by this Agreement, Operator is an independent contractor with authority to control and direct the performance of the details of the work.

(b)	Covenants. Operator covenants and agrees that under this Agreement:

(i)
it shall perform and carry on (or cause to be performed and carried on) its duties and obligations in a good, prudent, diligent, and workmanlike manner using technically sound, acceptable oil and gas field practices then prevailing in the geographical area of the Well Locations;

(ii)
all drilling and other operations conducted by, for and under the control of Operator shall conform in all respects to federal, state and local laws, statutes, ordinances, regulations, and requirements;

(iii)
unless otherwise agreed in writing by the Developer, all work performed pursuant to a written estimate shall conform to the technical specifications set forth in the written estimate and all equipment and materials installed or incorporated in the wells and facilities shall be new or used and of good quality;

(iv)
in the course of conducting operations, it shall comply with all terms and conditions, other than any minimum drilling commitments, of the Leases (and any related assignments, amendments, subleases, modifications and supplements);

(v)	it shall keep the Well Locations and all wells, equipment and facilities located on the Well Locations free and clear of all labor, materials and other liens or encumbrances arising out of operations;

(vi)
it shall file all reports and obtain all permits and bonds required to be filed with or obtained from any governmental authority or agency in connection with the drilling or other operations and activities; and

(vii)
it will provide competent and experienced personnel to supervise drilling, completing (or plugging), and operating the wells and use the services of competent and experienced service companies to provide any third party services necessary or appropriate in order to perform its duties.

(c)	Term. Atlas shall serve as Operator under this Agreement until the earliest of:

(i)	the termination of this Agreement pursuant to Section 13;

(ii)	the termination of Atlas as Operator by the Developer at any time in the Developer’s discretion, with or without cause on sixty (60) days’ advance written notice to the Operator; or

(iii)
the resignation of Atlas as Operator under this Agreement which may occur on ninety (90) days’ written notice to the Developer at any time after five (5) years from the date of this Agreement, it being expressly understood and agreed that Atlas shall have no right to resign as Operator before the expiration of the five-year period.

Any successor Operator shall be selected by the Developer. Nothing contained in this sub-section shall relieve or release Atlas or the Developer from any liability or obligation under this Agreement which accrued or occurred before Atlas’ removal or resignation as Operator under this Agreement. On any change in Operator under this provision, the then present Operator shall deliver to the successor Operator possession of all records, equipment, materials and appurtenances used or obtained for use in connection with operations under this Agreement and owned by the Developer.

4.
Operator’s Charges for Drilling and Completing Wells; Payment; Completion Determination; Dry Hole Determination; Excess Funds and Cost Overruns-Intangible Drilling Costs; Excess Funds and Cost Overruns-Tangible Costs.

(a)
Operator’s Charges for Drilling and Completing Wells. All oil and gas wells which are drilled and completed under this Agreement shall be drilled and completed on a Cost plus 15% basis. “Cost,” when used with respect to services, shall mean the reasonable, necessary, and actual expenses incurred by Operator on behalf of Developer in providing the services under this Agreement, determined in accordance with generally accepted accounting principles. As used elsewhere, “Cost” shall mean the price paid by Operator in an arm’s-length transaction.

The estimated price for each of the wells shall be set forth in an Authority for Expenditure (“AFE”) which shall be attached to this Agreement as an Exhibit, and shall cover all ordinary costs which may be incurred in drilling and completing each well. This includes without limitation, site preparation, permits and bonds, roadways, surface damages, power at the site, water, Operator’s overhead and profit, rights-of-way, drilling rigs, equipment and materials, costs of title examinations, logging, cementing, fracturing, casing, meters (other than utility purchase meters), connection facilities, salt water collection tanks, separators, siphon string, rabbit, tubing, an average of 2,500 feet of gathering line per well in connection with a gas well, and geological and engineering services.

(b)
Payment. The Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated Intangible Drilling Costs and Tangible Costs as those terms are defined below, for drilling and completing all initial wells on execution of this Agreement. Notwithstanding, Atlas’ payments for its share of the estimated Tangible Costs as that term is defined below of drilling and completing all initial wells as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that the costs have been incurred. The Developer’s payment shall be nonrefundable in all events in order to enable Operator to do the following:

(i)	commence site preparation for the initial wells;

(ii)	obtain suitable subcontractors for drilling and completing the wells at currently prevailing prices; and

(iii)   insure the availability of equipment and materials.

For purposes of this Agreement, “Intangible Drilling Costs” shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes all expenditures made with respect to any well before the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of the well and the preparation of the well for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Internal Revenue Code of 1986, as amended, (the “Code”), and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well before a completion attempt. “Tangible Costs” shall mean those costs associated with property acquisitions and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code. This includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized under the Code and its regulations.

With respect to each additional well drilled on the Additional Well Locations, if any, Developer shall pay Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated Intangible Drilling Costs and Tangible Costs for the well on execution of the applicable addendum pursuant to Section l(c) above. Notwithstanding, Atlas’ payments for its share of the estimated Tangible Costs of drilling and completing all additional wells as the Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that the costs have been incurred. The Developer’s payment shall be nonrefundable in all events in order to enable Operator to do the following:

(i)	commence site preparation;

(ii)	obtain suitable subcontractors for drilling and completing the wells at currently prevailing prices; and

(iii)	insure the availability of equipment and materials.

Developer shall pay, in proportion to the share of the Working Interest owned by the Developer in the wells, any extra costs incurred for each well pursuant to sub-section (a) above within ten (10) business days of its receipt of Operator’s statement for the extra costs.

(c)
Completion Determination. Operator shall determine whether or not to run the production casing for an attempted completion or to plug and abandon any well drilled under this Agreement. However, a well shall be completed only if Operator has made a good faith determination that there is a reasonable possibility of obtaining commercial quantities of oil and/or gas.

(d)
Dry Hole Determination. If Operator determines at any time during the drilling or attempted completion of any well under this Agreement, in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the Well Location that the well should not be completed, then it shall promptly and properly plug and abandon the well.

(e)
Excess Funds and Cost Overruns-Intangible Drilling Costs. Any estimated Intangible Drilling Costs, which are the Intangible Drilling Costs set forth on the AFE, paid by Developer with respect to any well which exceed Operator’s price specified in sub-section (a) above for the Intangible Drilling Costs of the well shall be retained by Operator and shall be applied to:

(i)	the Intangible Drilling Costs for an additional well or wells to be drilled on the Additional Well Locations; or

(ii)	any cost overruns owed by the Developer to Operator for Intangible Drilling Costs on one or more of the other wells on the Well Locations;

in proportion to the share of the Working Interest owned by the Developer in the wells.

Conversely, if Operator’s price specified in sub-section (a) above for the Intangible Drilling Costs of any well exceeds the estimated Intangible Drilling Costs, which are the Intangible Drilling Costs set forth on the AFE, paid by Developer for the well, then:

(i)	Developer shall pay the additional price to Operator within five (5) business days after notice from Operator that the additional amount is due and owing; or

(ii)
Developer and Operator may agree to delete or reduce Developer’s Working Interest in one or more wells which have not yet been spudded to provide funds to pay the additional amounts to Operator. If doing so results in any excess prepaid Intangible Drilling Costs, then these funds shall be applied to:

(a)	the Intangible Drilling Costs for an additional well or wells to be drilled on the Additional Well Locations; or

(b)	any cost overruns owed by Developer to Operator for Intangible Drilling Costs on one or more of the other wells on the Well Locations;

in proportion to the share of the Working Interest owned by the Developer in the wells.

The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

(f)
Excess Funds and Cost Overruns - Tangible Costs. Any estimated Tangible Costs, which are the Tangible Costs set forth on the AFE, paid by Developer with respect to any well which exceed Operator’s price specified in sub-section (a) above for the Tangible Costs of the well shall be retained by Operator and shall be applied to:

(i)	the Intangible Drilling Costs or Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations; or

(ii)	any cost overruns owed by Developer to Operator for Intangible Drilling Costs or Tangible Costs on one or more of the other wells on the Well Locations;

in proportion to the share of the Working Interest owned by the Developer in the wells.

Conversely, if Operator’s price specified in sub-section (a) above for the Tangible Costs of any well exceeds the estimated Tangible Costs, which are the Tangible Costs set forth on the AFE, paid by Developer for the well, then:

(i)	Developer shall pay the additional price to Operator within ten (10) business days after notice from Operator that the additional price is due and owing; or

(ii)
Developer and Operator may agree to delete or reduce Developer’s Working Interest in one or more wells which have not yet been spudded to provide funds to pay the additional price to Operator. If doing so results in any excess prepaid Tangible Costs, then these funds shall be applied to:

(a)	the Intangible Drilling Costs or Tangible Costs for an additional well or wells to be drilled on the Additional Well Locations; or

(b)	any cost overruns owed by Developer to Operator for Intangible Drilling Costs or Tangible Costs on one or more of the other wells on the Well Locations;

in proportion to the share of the Working Interest owed by the Developer in the wells.

The Exhibits to this Agreement with respect to the affected wells shall be amended as appropriate.

5.	Title Examination of Well Locations, Developer’s Acceptance and Liability; Additional Well Locations.

(a)
Title Examination of Well Locations, Developer’s Acceptance and Liability. The Developer acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A, and other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the Initial Well Locations and leased premises subject to this Agreement. The Developer accepts the title to the Initial Well Locations and leased premises and acknowledges and agrees that, except for any loss, expense, cost, or liability caused by the breach of any of the warranties and representations made by the Operator in Section l(b), any loss, expense, cost or liability whatsoever caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer.

(b)
Additional Well Locations. Before beginning drilling of any well on any Additional Well Location, Operator shall conduct, or cause to be conducted, a title examination of the Additional Well Location, in order to obtain appropriate abstracts, opinions and certificates and other information necessary to determine the adequacy of title to both the applicable Lease and the fee title of the lessor to the premises covered by the Lease. The results of the title examination and such other information as is necessary to determine the adequacy of title for drilling purposes shall be submitted to the Developer for its review and acceptance. No drilling on the Additional Well Locations shall begin until the title has been accepted in writing by the Developer. After any title has been accepted by the Developer, any loss, expense, cost, or liability whatsoever, caused by or related to any defect or failure of the title shall be the sole responsibility of and shall be borne entirely by the Developer, unless such loss, expense, cost, or liability was caused by the breach of any of the warranties and representations made by the Operator in Section l(b).

6.	Operations Subsequent to Completion of the Wells; Fee Adjustments; Extraordinary Costs; Pipelines; Price Determinations; Plugging and Abandonment.

(a)
Operations Subsequent to Completion of the Wells. Beginning with the month in which a well drilled under this Agreement begins to produce, Operator shall be entitled to an operating fee of $285 per month for each well being operated under this Agreement, proportionately reduced to the extent the Developer owns less than 100% of the Working Interest in the wells. This fee shall be in lieu of any direct charges by Operator for its services or the provision by Operator of its equipment for normal superintendence and maintenance of the wells and related pipelines and facilities.

The operating fees shall cover all normal, regularly recurring operating expenses for the production, delivery and sale of natural gas, including without limitation:

(i)	well tending, routine maintenance and adjustment;

(ii)	reading meters, recording production, pumping, maintaining appropriate books and records;

(iii)	preparing reports to the Developer and government agencies; and

(iv)	collecting and disbursing revenues.

The operating fees shall not cover costs and expenses related to the following:

(i)	the production and sale of oil;

(ii)	the collection and disposal of salt water or other liquids produced by the wells;

(iii)	the rebuilding of access roads; and

(iv)	the purchase of equipment, materials or third party services;

which, subject to the provisions of sub-section (c) of this Section 6, shall be paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

Any well which is temporarily abandoned or shut-in continuously for the entire month shall not be considered a producing well for purposes of determining the number of wells in the month subject to the operating fee.

(b)
Fee Adjustments. The monthly operating fee set forth in sub-section (a) above may in the following manner be adjusted annually as of the first day of January (the “Adjustment Date”) each year beginning January l, 2007. Such adjustment, if any, shall not exceed the percentage increase in the average weekly earnings of “Crude Petroleum, Natural Gas, and Natural Gas Liquids” workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, and shown in Employment and Earnings Publication, Monthly Establishment Data, Hours and Earning Statistical Table C-2, Index Average Weekly Earnings of “Crude Petroleum, Natural Gas, and Natural Gas Liquids” workers, SIC Code #131-2, or any successor index thereto, since January l, 2004, in the case of the first adjustment, and since the previous Adjustment Date, in the case of each subsequent adjustment.

(c)
Extraordinary Costs. Without the prior written consent of the Developer, pursuant to a written estimate submitted by Operator, Operator shall not undertake any single project or incur any extraordinary cost with respect to any well being produced under this Agreement reasonably estimated to result in an expenditure of more than $5,000, unless the project or extraordinary cost is necessary for the following:

(i)	to safeguard persons or property; or

(ii)	to protect the well or related facilities in the event of a sudden emergency.

In no event, however, shall the Developer be required to pay for any project or extraordinary cost arising from the negligence or misconduct of Operator, its agents, servants, employees, contractors, licensees, or invitees.

All extraordinary costs incurred and the cost of projects undertaken with respect to a well being produced shall be billed at the invoice cost of third-party services performed or materials purchased together with a reasonable charge by Operator for services performed directly by it, in proportion to the share of the Working Interest owned by the Developer in the wells. Operator shall have the right to require the Developer to pay in advance of undertaking any project all or a portion of the estimated costs of the project in proportion to the share of the Working Interest owned by the Developer in the wells.

(d)
Pipelines. Developer shall have no interest in the pipeline gathering system, which gathering system shall remain the sole property of Operator or its Affiliates and shall be maintained at their sole cost and expense.

(e)
Price Determinations. Notwithstanding anything herein to the contrary, the Developer shall pay all costs in proportion to the share of the Working Interest owned by the Developer in the wells with respect to obtaining price determinations under and otherwise complying with the Natural Gas Policy Act of 1978 and the implementing state regulations. This responsibility shall include, without limitation, preparing, filing, and executing all applications, affidavits, interim collection notices, reports and other documents necessary or appropriate to obtain price certification, to effect sales of natural gas, or otherwise to comply with the Act and the implementing state regulations.

Operator agrees to furnish the information and render the assistance as the Developer may reasonably request in order to comply with the Act and the implementing state regulations without charge for services performed by its employees.

(f)
Plugging and Abandonment. The Developer shall have the right to direct Operator to plug and abandon any well that has been completed under this Agreement as a producer. In addition, Operator shall not plug and abandon any well that has been drilled and completed as a producer before obtaining the written consent of the Developer. However, if the Operator in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location, determines that any well should be plugged and abandoned and makes a written request to the Developer for authority to plug and abandon the well and the Developer fails to respond in writing to the request within forty-five (45) days following the date of the request, then the Developer shall be deemed to have consented to the plugging and abandonment of the well.

All costs and expenses related to plugging and abandoning the wells which have been drilled and completed as producing wells shall be borne and paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Also, at any time after one (1) year from the date each well drilled and completed is placed into production, Operator shall have the right to deduct each month from the proceeds of the sale of the production from the well up to $200, in proportion to the share of the Working Interest owned by the Developer in the wells, for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning the well. All of these funds shall be deposited in a separate interest bearing escrow account for the account of the Developer, and the total amount so retained and deposited shall not exceed Operator’s reasonable estimate of Developer’s share of the costs of plugging and abandoning the well.

7.	Billing and Payment Procedure with Respect to Operation of Wells; Disbursements; Separate Account for Sale Proceeds; Records and Reports; Additional Information.

(a)
Billing and Payment Procedure with Respect to Operation of Wells. Operator shall promptly and timely pay and discharge on behalf of the Developer, in proportion to the share of the Working Interest owned by the Developer in the wells, the following:

(i)
all expenses and liabilities payable and incurred by reason of its operation of the wells in accordance with this Agreement, such as severance taxes, royalties, overriding royalties, operating fees, and pipeline gathering charges; and

(ii)	any third-party invoices rendered to Operator with respect to costs and expenses incurred in connection with the operation of the wells.

Operator, however, shall not be required to pay and discharge any of the above costs and expenses which are being contested in good faith by Operator.

Operator shall:

(i)	deduct the foregoing costs and expenses from the Developer’s share of the proceeds of the oil and/or gas sold from the wells; and

(ii)	keep an accurate record of the Developer’s account, showing expenses incurred and charges and credits made and received with respect to each well.

If the proceeds are insufficient to pay the costs and expenses, then Operator shall promptly and timely pay and discharge the costs and expenses, in proportion to the share of the Working Interest owned by the Developer in the wells, and prepare and submit an invoice to the Developer each month for the costs and expenses. The invoice shall be accompanied by the form of statement specified in sub-section (b) below, and shall be paid by the Developer within ten (10) business days of its receipt.

(b)
Disbursements. Operator shall disburse to the Developer, on a monthly basis, the Developer’s share of the proceeds received from the sale of oil and/or gas sold from the wells operated under this Agreement, less:

(i)	the amounts charged to the Developer under sub-section (a); and

(ii)	the amount, if any, withheld by Operator for future plugging costs pursuant to sub-section (f) of Section 6.

Each disbursement made and/or invoice submitted pursuant to sub-section (a) above shall be accompanied by a statement itemizing with respect to each well:

(i)	the total production of oil and/or gas since the date of the last disbursement or invoice billing period, as the case may be, and the Developer’s share of the production;

(ii)	the total proceeds received from any sale of the production, and the Developer’s share of the proceeds;

(iii)	the costs and expenses deducted from the proceeds and/or being billed to the Developer pursuant to sub-section (a) above;

(iv)	the amount withheld for future plugging costs; and

(v)	any other information as Developer may reasonably request, including without limitation copies of all third-party invoices listed on the statement for the period.

(c)
Separate Account for Sale Proceeds. Operator agrees to deposit all proceeds from the sale of oil and/or gas sold from the wells operated under this Agreement in a separate checking account maintained by Operator. This account shall be used solely for the purpose of collecting and disbursing funds constituting proceeds from the sale of production under this Agreement.

(d)
Records and Reports. In addition to the statements required under sub-section (b) above, Operator, within seventy-five (75) days after the completion of each well drilled, shall furnish the Developer with a detailed statement itemizing with respect to the well the total costs and charges under Section 4(a) and the Developer’s share of the costs and charges, and any information as is necessary to enable the Developer:

(i)	to allocate any extra costs incurred with respect to the well between Tangible Costs and Intangible Drilling Costs; and

(ii)	to determine the amount of investment tax credit, if applicable.

(e)
Additional Information. Operator shall promptly furnish the Developer with any additional information as it may reasonably request, including without limitation geological, technical, and financial information, in the form as may reasonably be requested, pertaining to any phase of the operations and activities governed by this Agreement. The Developer and its authorized employees, agents and consultants, including independent accountants shall, at Developer’s sole cost and expense:

(i)
on at least ten (10) days’ written notice have access during normal business hours to all of Operator’s records pertaining to operations, including without limitation, the right to audit the books of account of Operator relating to all receipts, costs, charges, expenses and disbursements under this Agreement, including information regarding the separate account required under sub-section (c); and

(ii)	have access, at its sole risk, to any wells drilled by Operator under this Agreement at all times to inspect and observe any machinery, equipment and operations.

8. Operator’s Lien; Right to Collect From Oil or Gas Purchaser.

(a)
Operator’s Lien. To secure the payment of all sums due from Developer to Operator under the provisions of this Agreement the Developer grants Operator a first and preferred lien on and security interest in the following:

(i)	the Developer’s interest in the Leases covered by this Agreement;

(ii)	the Developer’s interest in oil and gas produced under this Agreement and its proceeds from the sale of the oil and gas; and

(iii)	the Developer’s interest in materials and equipment under this Agreement.

(b)
Right to Collect From Oil or Gas Purchaser. If the Developer fails to timely pay any amount owing under this Agreement by it to the Operator, then Operator, without prejudice to other existing remedies, may collect and retain from any purchaser or purchasers of oil or gas the Developer’s share of the proceeds from the sale of the oil and gas until the amount owed by the Developer, plus twelve percent (12%) interest on a per annum basis, and any additional costs (including without limitation actual attorneys’ fees and costs) resulting from the delinquency, has been paid. Each purchaser of oil or gas shall be entitled to rely on Operator’s written statement concerning the amount of any default.

9. Successors and Assigns; Transfers; Appointment of Agent.

(a)
Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the undersigned parties and their respective successors and permitted assigns. However, without the prior written consent of the Developer, the Operator may not assign, transfer, pledge, mortgage, hypothecate, sell or otherwise dispose of any of its interest in this Agreement, or any of the rights or obligations under this Agreement. Notwithstanding, this consent shall not be required in connection with:

(i)
the assignment of work to be performed for Operator by subcontractors, it being understood and agreed, however, that any assignment to Operator’s subcontractors shall not in any manner relieve or release Operator from any of its obligations and responsibilities under this Agreement;

(ii)	any lien, assignment, security interest, pledge or mortgage arising under Operator’s present or future financing arrangements; or

(iii)	the liquidation, merger, consolidation, or other corporate reorganization or sale of substantially all of the assets of Operator.

Further, in order to maintain uniformity of ownership in the wells, production, equipment, and leasehold interests covered by this Agreement, and notwithstanding any other provisions to the contrary, the Developer shall not, without the prior written consent of Operator, sell, assign, transfer, encumber, mortgage or otherwise dispose of any of its interest in the wells, production, equipment or leasehold interests covered by this Agreement unless the disposition encompasses either:

(i)	the entire interest of the Developer in all wells, production, equipment and leasehold interests subject to this Agreement; or

(ii)	an equal undivided interest in all such wells, production, equipment, and leasehold interests.

(b)
Transfers. Subject to the provisions of sub-section (a) above, any sale, encumbrance, transfer or other disposition made by the Developer of its interests in the wells, production, equipment, and/or leasehold interests covered by this Agreement shall be made:

(i)	expressly subject to this Agreement;

(ii)	without prejudice to the rights of the Operator; and

(iii)	in accordance with and subject to the provisions of the Lease.

(c)
Appointment of Agent. If at any time the interest of the Developer is divided among or owned by co-owners, Operator may, at its discretion, require the co-owners to appoint a single trustee or agent with full authority to do the following:

(i)	receive notices, reports and distributions of the proceeds from production;

(ii)	approve expenditures;

(iii)	receive billings for and approve and pay all costs, expenses and liabilities incurred under this Agreement;

(iv)	exercise any rights granted to the co-owners under this Agreement;

(v)	grant any approvals or authorizations required or contemplated by this Agreement;

(vi)
sign, execute, certify, acknowledge, file and/or record any agreements, contracts, instruments, reports, or documents whatsoever in connection with this Agreement or the activities contemplated by this Agreement; and

(vii)	deal generally with, and with power to bind, the co-owners with respect to all activities and operations contemplated by this Agreement.

However, all the co-owners shall continue to have the right to enter into and execute all contracts or agreements for their respective shares of the oil and gas produced from the wells drilled under this Agreement in accordance with sub-section (c) of Section 11.

10. Operator’s Insurance; Subcontractors’ Insurance; Operator’s Liability.

(a)
Operator’s Insurance. Operator shall obtain and maintain at its own expense so long as it is Operator under this Agreement all required Workmen’s Compensation Insurance and comprehensive general public liability insurance in amounts and coverage not less than $1,000,000 per person per occurrence for personal injury or death and $1,000,000 for property damage per occurrence, which shall include coverage for blow-outs and total liability coverage of not less than $10,000,000.

Subject to the above limits, the Operator’s general public liability insurance shall be in all respects comparable to that generally maintained in the industry with respect to services of the type to be rendered and activities of the type to be conducted under this Agreement. Operator’s general public liability insurance shall, if permitted by Operator’s insurance carrier:

(i)	name the Developer as an additional insured party; and

(ii)	provide that at least thirty (30) days’ prior notice of cancellation and any other adverse material change in the policy shall be given to the Developer.

However, the Developer shall reimburse Operator for the additional cost, if any, of including it as an additional insured party under the Operator’s insurance.

Current copies of all policies or certificates of the Operator’s insurance coverage shall be delivered to the Developer on request. It is understood and agreed that Operator’s insurance coverage may not adequately protect the interests of the Developer and that the Developer shall carry at its expense the excess or additional general public liability, property damage, and other insurance, if any, as the Developer deems appropriate.

(b)
Subcontractors’ Insurance. Operator shall require all of its subcontractors to carry all required Workmen’s Compensation Insurance and to maintain such other insurance, if any, as Operator in its discretion may require.

(c)
Operator’s Liability. Operator’s liability to the Developer as Operator under this Agreement shall be limited to, and Operator shall indemnify the Developer and hold it harmless from, claims, penalties, liabilities, obligations, charges, losses, costs, damages, or expenses (including but not limited to reasonable attorneys’ fees) relating to, caused by or arising out of:

(i)	the noncompliance with or violation by Operator, its employees, agents, or subcontractors of any local, state or federal law, statute, regulation, or ordinance;

(ii)	the negligence or misconduct of Operator, its employees, agents or subcontractors; or

(iii)	the breach of or failure to comply with any provisions of this Agreement.

11. Internal Revenue Code Election; Relationship of Parties; Right to Take Production in Kind.

(a)
Internal Revenue Code Election. With respect to this Agreement, each of the parties elects under Section 761(a) of the Internal Revenue Code of 1986, as amended, to be excluded from the provisions of Subchapter K of Chapter 1 of Sub Title A of the Internal Revenue Code of 1986, as amended. If the income tax laws of the state or states in which the property covered by this Agreement is located contain, or may subsequently contain, a similar election, each of the parties agrees that the election shall be exercised.

Beginning with the first taxable year of operations under this Agreement, each party agrees that the deemed election provided by Section 1.761-2(b)(2)(ii) of the Regulations under the Internal Revenue Code of 1986, as amended, will apply; and no party will file an application under Section 1.761-2 (b)(3)(i) and (ii) of the Regulations to revoke the election. Each party agrees to execute the documents and make the filings with the appropriate governmental authorities as may be necessary to effect the election.

(b)
Relationship of Parties. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership or association or to render the parties liable as partners or joint venturers for any purpose. Operator shall be deemed to be an independent contractor and shall perform its obligations as set forth in this Agreement or as otherwise directed by the Developer.

(c)
Right to Take Production in Kind. Subject to the provisions of Section 8 above, the Developer shall have the exclusive right to sell or dispose of its proportionate share of all oil and gas produced from the wells to be drilled under this Agreement, exclusive of production:

(i)	that may be used in development and producing operations;

(ii)	unavoidably lost; and

(iii)	used to fulfill any free gas obligations under the terms of the applicable Lease or Leases.

Operator shall not have any right to sell or otherwise dispose of the oil and gas. The Developer shall have the exclusive right to execute all contracts relating to the sale or disposition of its proportionate share of the production from the wells drilled under this Agreement.

Developer shall have no interest in any gas supply agreements of Operator, except the right to receive Developer’s share of the proceeds received from the sale of any gas or oil from wells developed under this Agreement. The Developer agrees to designate Operator or Operator’s designated bank agent as the Developer’s collection agent in any contracts. On request, Operator shall assist Developer in arranging the sale or disposition of Developer’s oil and gas under this Agreement and shall promptly provide the Developer with all relevant information which comes to Operator’s attention regarding opportunities for sale of production.

If Developer fails to take in kind or separately dispose of its proportionate share of the oil and gas produced under this Agreement, then Operator shall have the right, subject to the revocation at will by the Developer, but not the obligation, to purchase the oil and gas or sell it to others at any time and from time to time, for the account of the Developer at the best price obtainable in the area for the production. Notwithstanding, Operator shall have no liability to Developer should Operator fail to market the production.

Any purchase or sale by Operator shall be subject always to the right of the Developer to exercise at any time its right to take in-kind, or separately dispose of, its share of oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party’s share of oil and gas shall be only for reasonable periods of time as are consistent with the minimum needs of the oil and gas industry under the particular circumstances, but in no event for a period in excess of one (1) year.

12. Effect of Force Majeure; Definition of Force Majeure; Limitation.

(a)
Effect of Force Majeure. If Operator is rendered unable, wholly or in part, by force majeure (as defined below) to carry out any of its obligations under this Agreement, including but not limited to beginning the drilling of one or more wells by the applicable times set forth in Section 2(b) or in any Addendum to this Agreement, the obligations of the Operator, so far as it is affected by the force majeure, shall be suspended during but no longer than, the continuance of the force majeure. The Operator shall give to the Developer prompt written notice of the force majeure with reasonably full particulars concerning it. Operator shall use all reasonable diligence to remove the force majeure as quickly as possible to the extent the same is within reasonable control.

(b)
Definition of Force Majeure. The term “force majeure” shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of drilling rigs, equipment or materials, plant shut-downs, curtailments by purchasers and any other causes whether of the kind specifically enumerated above or otherwise, which directly preclude Operator’s performance under this Agreement and is not reasonably within the control of the Operator including but not limited to, the inability of Operator to begin the drilling of the wells subject to this Agreement by the applicable times set forth in Section 2(b) or in any Addendum to this Agreement due to decisions of third-party operators to delay drilling the wells, poor weather conditions, inability to obtain drilling permits, access right to the drilling site or title problems.

(c)
Limitation. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty affecting the Operator, contrary to its wishes. The method of handling these difficulties shall be entirely within the discretion of the Operator.

13. Term.

This Agreement shall become effective when executed by Operator and the Developer. Except as provided in sub-section (c) of Section 3, this Agreement shall continue and remain in full force and effect for the productive lives of the wells being operated under this Agreement.

14. Governing Law; Invalidity.

(a)	Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

(b)
Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

15. Integration; Written Amendment.

(a)
Integration. This Agreement, including the Exhibits to this Agreement, constitutes and represents the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, agreements, and representations relating to the subject matter of this Agreement.

(b)
Written Amendment. No change, waiver, modification, or amendment of this Agreement shall be binding or of any effect unless in writing duly signed by the party against which the change, waiver, modification, or amendment is sought to be enforced.

16. Waiver of Default or Breach.

No waiver by any party to any default of or breach by any other party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.

17. Notices.

Unless otherwise provided in this Agreement, all notices, statements, requests, or demands which are required or contemplated by this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified mail, postage prepaid, to the following addresses until changed by certified or registered letter so addressed to the other party:

(i)	If to the Operator, to:

Atlas Resources, Inc.
311 Rouser Road
Moon Township, Pennsylvania 15108
Attention: President

(ii)	If to Developer, to:

Atlas America Public #14-2005(A) L.P.
c/o Atlas Resources, Inc.
311 Rouser Road
Moon Township, Pennsylvania 15108

Notices which are served by registered or certified mail on the parties in the manner provided in this Section shall be deemed sufficiently served or given for all purposes under this Agreement at the time the notice is mailed in any post office or branch post office regularly maintained by the United States Postal Service or any successor. All payments shall be hand-delivered or sent by United States mail, postage prepaid to the addresses set forth above until changed by certified or registered letter so addressed to the other party.

18. Interpretation.

The titles of the Sections in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions of this Agreement. As used in this Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

19. Counterparts.

The parties may execute this Agreement in any number of separate counterparts, each of which, when executed and delivered by the parties, shall have the force and effect of an original; but all such counterparts shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ATLAS RESOURCES, INC.

By: /s/ Frank P. Carolas
Frank P. Carolas, Executive Vice President

ATLAS AMERICA PUBLIC #14-2005(A) L.P.

By its Managing General Partner:
ATLAS RESOURCES, INC.

By: /s/ Frank P. Carolas
Frank P. Carolas, Executive Vice President

EXHIBIT A
DRILLING AND OPERATING AGREEMENT DATED MARCH 29, 2005

ATLAS AMERICA PUBLIC #14-2005(A) L.P.

WELLS	STATE	COUNTY	TOWNSHIP

PATTON #2	PA	CRAWFORD	VERNON
S.A.G.P. #2	PA	FAYETTE	JEFFERSON
BAILY #2	PA	FAYETTE	LUZERNE
CANESTRALE #8	PA	FAYETTE	LUZERNE
RABATIN #1	PA	FAYETTE	PERRY
LEE #7	PA	FAYETTE	REDSTONE
WOLFE #17	PA	FAYETTE	REDSTONE
A. SCOTT UNIT #2	PA	MERCER	HEMPFIELD

Well Name, Twp.
County, State

ASSIGNMENT OF OIL AND GAS LEASE

STATE OF _______________________________

COUNTY OF _____________________________

KNOW ALL MEN BY THESE PRESENTS:

THAT the undersigned
(hereinafter called “Assignor”), for and in consideration of One Dollar and other valuable consideration ($1.00 ovc), the receipt whereof is hereby acknowledged, does hereby sell, assign, transfer and set over unto             (hereinafter called “Assignee”), an undivided _____________________________ in, and to, the oil and gas lease described as follows together with the rights incident thereto and the personal property thereto, appurtenant thereto, or used, or obtained, in connection therewith.

And for the same consideration, the assignor covenants with the said assignee his or its heirs, successors, or assigns that assignor is the lawful owner of said lease and rights and interest thereunder and of the personal property thereon or used in connection therewith; that the undersigned has good right and authority to sell and convey the same, and that said rights, interest and property are free and clear from all liens and encumbrances, and that all rentals and royalties due and payable thereunder have been duly paid.

In Witness Whereof, the undersigned owner ______ and assignor ______ ha___ signed and sealed this instrument the ______ day of _______________, 200___.

Signed and acknowledged in the presence of

Exhibit B
(Page 1)

ACKNOWLEDGMENT BY INDIVIDUAL

STATE OF
BEFORE ME, a Notary Public, in and for said
COUNTY OF

County and State, on this day personally appeared   who
acknowledged to me that ____ he ____ did sign the foregoing instrument and that the same is _____________ free act and deed.

In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 200___.

Notary Public

CORPORATION ACKNOWLEDGMENT

STATE OF
BEFORE ME, a Notary Public, in and for said
COUNTY OF

County and State, on this day personally appeared known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged that the same was the act of the said ______________________________________________, a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

In testimony whereof, I have hereunto set my hand and official seal, at _____________________________, this ______ day of _______________, A.D., 200___.

Notary Public

This instrument prepared by:

Atlas Resources, Inc.
311 Rouser Road
P.O. Box 611
Moon Township, PA 15108

Exhibit B
(Page 2)

ADDENDUM NO. 1
TO DRILLING AND OPERATING AGREEMENT
DATED March 29, 2005

THIS ADDENDUM NO. 1 made and entered into this 29th. day of March, 2005, by and between ATLAS RESOURCES, INC., a Pennsylvania corporation (hereinafter referred to as “Operator”),

and

ATLAS AMERICA PUBLIC #14-2005(A) L.P., a Delaware limited partnership, (hereinafter referred to as the Developer).

WITNESSETH THAT:

WHEREAS, Operator and the Developer have entered into a Drilling and Operating Agreement dated March 29, 2005, (the “Agreement”), which relates to the drilling and operating of eight (8)wells on the eight (8) Initial Well Locations identified on the maps attached as Exhibits A-l through A-3 to the Agreement, and provides for the development on the terms and conditions set forth in the Agreement of Additional Well Locations as the parties may from time to time designate; and

WHEREAS, pursuant to Section l(c) of the Agreement, Operator and Developer presently desire to designate 335 Additional Well Locations described below to be developed in accordance with the terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Addendum and intending to be legally bound, the parties agree as follows:

1. Pursuant to Section l(c) of the Agreement, the Developer hereby authorizes Operator to drill, complete (or plug) and operate, on the terms and conditions set forth in the Agreement and this Addendum No.1, 335 additional wells on the 335 Additional Well Locations described on Exhibit A to this Addendum and on the maps attached to this Addendum as Exhibits A-1 through A-3.

2. Operator, as Developer’s independent contractor, agrees to drill, complete (or plug) and operate the additional wells on the Additional Well Locations in accordance with the terms and conditions of the Agreement and further agrees to begin drilling the first additional well within thirty (30) days after the date of this Addendum and to begin drilling all of the additional wells before the close of the 90th day after the close of the calendar year in which the Agreement was entered into by Operator and the Developer, or, if this Addendum is dated thereafter, to begin drilling the first additional well within thirty (30) days after the date of this Addendum and to drill and complete (or plug) all of the remaining additional wells by the end of the calendar year in which this Addendum is dated.

3. Developer acknowledges that:

(a)	Operator has furnished Developer with the title opinions identified on Exhibit A to this Addendum; and

(b)	such other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the above Additional Well Locations.

The Developer accepts the title to the Additional Well Locations and leased premises in accordance with the provisions of Section 5 of the Agreement.

Exhibit C
(Page 1)

4. The drilling and operation of the additional wells on the Additional Well Locations shall be in accordance with and subject to the terms and conditions set forth in the Agreement as supplemented by this Addendum No. 1 and except as previously supplemented, all terms and conditions of the Agreement shall remain in full force and effect as originally written.

a.	This Addendum No. 1 shall be legally binding on, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

WITNESS the due execution of this Addendum on the day and year first above written.

ATLAS RESOURCES, INC.

By /s/ Frank P. Carolas

ATLAS AMERICA PUBLIC #14-2005(A) L.P.

By its Managing General Partner:

ATLAS RESOURCES, INC.

By /s/ Frank P. Carolas

Exhibit C
(Page 2)

EXHIBIT C
ATLAS AMERICA PUBLIC #14A-2005
WELLS	STATE	COUNTY	TOWNSHIP
−−−−−−−−−−−−−−−−−−−−−−−−−−−	−−−−−−−−−−−−	−−−−−−−−−−−−−−	−−−−−−−−−−−−−−−−−−−−−−
Wheatley #8	Pennsylvania	Armstrong	Kiskiminetas
Haney #1	Pennsylvania	Armstrong	Kiskiminetas
Baylor #3	Pennsylvania	Armstrong	South Bend
Baylor #4	Pennsylvania	Armstrong	South Bend
Baylor #5	Pennsylvania	Armstrong	South Bend
Crownover #3	Pennsylvania	Armstrong	South Bend
Hood #6	Pennsylvania	Crawford	East Fallowfield
Helbig #2	Pennsylvania	Crawford	East Fallowfield
Mullenax #1	Pennsylvania	Crawford	East Fallowfield
Burchfield Unit #1	Pennsylvania	Crawford	East Fallowfield
Collins Unit #2	Pennsylvania	Crawford	Greenwood
Smock #2	Pennsylvania	Crawford	Hayfield
Anthony #3	Pennsylvania	Crawford	Hayfield
Gaut #2	Pennsylvania	Crawford	Hayfield
Dillaman #2	Pennsylvania	Crawford	Hayfield
Huber #1	Pennsylvania	Crawford	Hayfield
Phelan #1	Pennsylvania	Crawford	Hayfield
McDowell Unit #18	Pennsylvania	Crawford	Hayfield
Carpenter #9	Pennsylvania	Crawford	Randolph
Hunter #6	Pennsylvania	Crawford	Randolph
Parker #2	Pennsylvania	Crawford	Randolph
Mumford #1	Pennsylvania	Crawford	Richmond
Haregsin #1	Pennsylvania	Crawford	Richmond
White #2	Pennsylvania	Crawford	S. Shenango
Ferry #1	Pennsylvania	Crawford	S. Shenango
McMunigle #1	Pennsylvania	Crawford	S. Shenango
McMunigle #2	Pennsylvania	Crawford	S. Shenango
Merlin Enterprises #2	Pennsylvania	Crawford	Sadsbury
Szabo #2	Pennsylvania	Crawford	Sadsbury
Marner #1	Pennsylvania	Crawford	Sadsbury
Coleman #6	Pennsylvania	Crawford	Sadsbury
Copeland #1	Pennsylvania	Crawford	Sadsbury
Ernest Farms #3	Pennsylvania	Crawford	Sadsbury
Yost #3	Pennsylvania	Crawford	Sadsbury
Dillon #1	Pennsylvania	Crawford	Sadsbury
Rawson #2	Pennsylvania	Crawford	Sadsbury
Scott #2	Pennsylvania	Crawford	Vernon
Ernest Farms #2	Pennsylvania	Crawford	Vernon
Ernest Farms #1	Pennsylvania	Crawford	Vernon
Scott Unit #4	Pennsylvania	Crawford	Vernon
McIntyre #3	Pennsylvania	Crawford	Vernon
Wiley #1	Pennsylvania	Crawford	Vernon
Norman/Chubboy #1	Pennsylvania	Fayette	Franklin
Chubboy #4	Pennsylvania	Fayette	Franklin
Warchol #2	Pennsylvania	Fayette	Franklin
Olbrys #1	Pennsylvania	Fayette	Franklin
Dowler #1	Pennsylvania	Fayette	Franklin
Martin/USX #10	Pennsylvania	Fayette	Franklin

EXHIBIT C
ATLAS AMERICA PUBLIC #14A-2005

WELLS	STATE	COUNTY	TOWNSHIP
−−−−−−−−−−−−−−−−−−−−−−−−−−−	−−−−−−−−−−−	−−−−−−−−−−−−−	−−−−−−−−−−−−−−−−−−−
Christopher #5	Pennsylvania	Fayette	German
Christopher #7	Pennsylvania	Fayette	German
Berdar #1	Pennsylvania	Fayette	German
Bobbish #1	Pennsylvania	Fayette	German
Veltri #3	Pennsylvania	Fayette	German
Padlo #1	Pennsylvania	Fayette	German
Jacobs Lutheran Church #2	Pennsylvania	Fayette	German
Jacobs Lutheran Church #3	Pennsylvania	Fayette	German
Jacobs Lutheran Church #4	Pennsylvania	Fayette	German
Mogilles #1	Pennsylvania	Fayette	German
Rider #3	Pennsylvania	Fayette	German
FDS #3	Pennsylvania	Fayette	German
Cerullo #8	Pennsylvania	Fayette	German
Rider #4	Pennsylvania	Fayette	German
S.A.G.P. #3	Pennsylvania	Fayette	Jefferson
Behanna #3	Pennsylvania	Fayette	Jefferson
Behanna #2	Pennsylvania	Fayette	Jefferson
Quaranto#2	Pennsylvania	Fayette	Jefferson
Strickler #1	Pennsylvania	Fayette	Jefferson
Novobilsky #3	Pennsylvania	Fayette	Jefferson
Strickler #2	Pennsylvania	Fayette	Jefferson
Strickler #3	Pennsylvania	Fayette	Jefferson
Grados #5	Pennsylvania	Fayette	Jefferson
Martin/USX #11	Pennsylvania	Fayette	Jefferson
Novobilsky #2	Pennsylvania	Fayette	Jefferson
Sveda #1	Pennsylvania	Fayette	Jefferson
Kosanko #3	Pennsylvania	Fayette	Jefferson
Kosanko #4	Pennsylvania	Fayette	Jefferson
Kirmeyer #2	Pennsylvania	Fayette	Jefferson
Bertalan #2	Pennsylvania	Fayette	Jefferson
Strickler #4	Pennsylvania	Fayette	Jefferson
Hasek #2	Pennsylvania	Fayette	Jefferson
DeCario/Heffner #1	Pennsylvania	Fayette	Jefferson
DeCario/Heffner #2	Pennsylvania	Fayette	Jefferson
S.A.G.P. #4	Pennsylvania	Fayette	Jefferson
Canestrale #16	Pennsylvania	Fayette	Luzerne
Canestrale #19	Pennsylvania	Fayette	Luzerne
Baily #5	Pennsylvania	Fayette	Luzerne
Duran #1	Pennsylvania	Fayette	Luzerne
Osley #4	Pennsylvania	Fayette	Luzerne
Schad #1	Pennsylvania	Fayette	Luzerne
Masney #1	Pennsylvania	Fayette	Luzerne
Watson #5	Pennsylvania	Fayette	Luzerne
Luzerne Land/Barber #1	Pennsylvania	Fayette	Luzerne

EXHIBIT C
ATLAS AMERICA PUBLIC #14A-2005

WELLS	STATE	COUNTY	TOWNSHIP
−−−−−−−−−−−−−−−−−−−−−−−−−−−	−−−−−−−−−−−	−−−−−−−−−−−−−	−−−−−−−−−−−−−−−−−−−
Teslovich #13	Pennsylvania	Fayette	Luzerne
Teslovich #5	Pennsylvania	Fayette	Luzerne
Celaschi #2A	Pennsylvania	Fayette	Luzerne
Teslovich #3	Pennsylvania	Fayette	Luzerne
Coombs/Burkland #1	Pennsylvania	Fayette	Luzerne
Teslovich #17	Pennsylvania	Fayette	Luzerne
Paxon/Gross #11	Pennsylvania	Fayette	Luzerne
Lighthall #1	Pennsylvania	Fayette	Luzerne
Vance #1	Pennsylvania	Fayette	Luzerne
Vance #2	Pennsylvania	Fayette	Luzerne
McIntosh/Venne #1	Pennsylvania	Fayette	Luzerne
Canestrale #18	Pennsylvania	Fayette	Luzerne
DeFrank/Jeffries #2	Pennsylvania	Fayette	Menallen
Dunay #4	Pennsylvania	Fayette	Menallen
Canistra/Graham #8	Pennsylvania	Fayette	Menallen
Dunay #2	Pennsylvania	Fayette	Menallen
Canistra/Graham #9	Pennsylvania	Fayette	Menallen
Higginbotham Unit #7	Pennsylvania	Fayette	Menallen
Stoffa #1	Pennsylvania	Fayette	Menallen
Bezjak #10	Pennsylvania	Fayette	Nicholson
Bezjak #7	Pennsylvania	Fayette	Nicholson
Betchy #1	Pennsylvania	Fayette	Nicholson
Betchy #3	Pennsylvania	Fayette	Nicholson
Bezjak #5	Pennsylvania	Fayette	Nicholson
Bezjak #3	Pennsylvania	Fayette	Nicholson
Triplett #7	Pennsylvania	Fayette	Nicholson
Bezjak #6	Pennsylvania	Fayette	Nicholson
Triplett #5	Pennsylvania	Fayette	Nicholson
Triplett #8	Pennsylvania	Fayette	Nicholson
Triplett #1	Pennsylvania	Fayette	Nicholson
Gilmore #3	Pennsylvania	Fayette	Nicholson
Gilmore #5	Pennsylvania	Fayette	Nicholson
Benninger #8	Pennsylvania	Fayette	Nicholson
Trump #1	Pennsylvania	Fayette	Nicholson
Trump #3	Pennsylvania	Fayette	Nicholson
Bezjak #12	Pennsylvania	Fayette	Nicholson
Benninger #6	Pennsylvania	Fayette	Nicholson
Heffern #1	Pennsylvania	Fayette	Nicholson
Bezjak #15	Pennsylvania	Fayette	Nicholson
Benninger #11	Pennsylvania	Fayette	Nicholson
Benninger #14	Pennsylvania	Fayette	Nicholson
Heffern #2	Pennsylvania	Fayette	Nicholson
Benninger #15	Pennsylvania	Fayette	Nicholson
Carson #6	Pennsylvania	Fayette	Perry
Sellman #3	Pennsylvania	Fayette	Perry
Mar Inc/Star Junction/USX #25	Pennsylvania	Fayette	Perry

EXHIBIT C
ATLAS AMERICA PUBLIC #14A-2005

WELLS	STATE	COUNTY	TOWNSHIP
−−−−−−−−−−−−−−−−−−−−−−−−−−−	−−−−−−−−−−−	−−−−−−−−−−−−−	−−−−−−−−−−−−−−−−−−−
Nagy #1	Pennsylvania	Fayette	Perry
Nagy #3	Pennsylvania	Fayette	Perry
Lynch #6	Pennsylvania	Fayette	Perry
Lynch #5	Pennsylvania	Fayette	Perry
Skufca #1	Pennsylvania	Fayette	Perry
Timko #1	Pennsylvania	Fayette	Perry
Hutchinson #4	Pennsylvania	Fayette	Perry
Hutchinson #5	Pennsylvania	Fayette	Perry
Ingram/Star Junction/USX #31	Pennsylvania	Fayette	Perry
Werner/Star Junction/USX #10	Pennsylvania	Fayette	Perry
Stolarik/DeFrank Unit #1	Pennsylvania	Fayette	Perry
DeFrank #1	Pennsylvania	Fayette	Perry
Figiel #1	Pennsylvania	Fayette	Perry
Coldren #1	Pennsylvania	Fayette	Perry
Redman #6	Pennsylvania	Fayette	Redstone
Campbell Farms #3	Pennsylvania	Fayette	Redstone
Rowes Run/USX #2	Pennsylvania	Fayette	Redstone
Rowes Run/USX #3	Pennsylvania	Fayette	Redstone
Mills #9	Pennsylvania	Fayette	Redstone
Kadar #1	Pennsylvania	Fayette	Redstone
Williams #30	Pennsylvania	Fayette	Redstone
Williams/Kadar #1	Pennsylvania	Fayette	Redstone
Murray #4	Pennsylvania	Fayette	Redstone
Skovran #17	Pennsylvania	Fayette	Redstone
Clark/Burkland #1	Pennsylvania	Fayette	Redstone
Redman #8	Pennsylvania	Fayette	Redstone
Yocum/Newcomer #4	Pennsylvania	Fayette	Redstone
Grlovich #1	Pennsylvania	Fayette	Redstone
Joren/Burkland #1	Pennsylvania	Fayette	Redstone
Kuznar #2	Pennsylvania	Fayette	Redstone
Patterson/Hogsett #1	Pennsylvania	Fayette	Redstone
Kubina #1	Pennsylvania	Fayette	Redstone
Bokulich #1	Pennsylvania	Fayette	Redstone
Redman #7	Pennsylvania	Fayette	Redstone
Wise #4	Pennsylvania	Fayette	Springhill
Kubala #2	Pennsylvania	Fayette	Springhill
Lyons #3	Pennsylvania	Fayette	Springhill
Clemmer #2	Pennsylvania	Fayette	Springhill
Lyons #5	Pennsylvania	Fayette	Springhill
Wolf #20	Pennsylvania	Fayette	Springhill
Goff #2	Pennsylvania	Fayette	Springhill
Fordyce #1	Pennsylvania	Fayette	Springhill
Goff #1	Pennsylvania	Fayette	Springhill
Brooks #2	Pennsylvania	Fayette	Springhill
Doty #3	Pennsylvania	Fayette	Springhill
Holt #4	Pennsylvania	Fayette	Springhill
Holt #2	Pennsylvania	Fayette	Springhill

EXHIBIT C
ATLAS AMERICA PUBLIC #14A-2005

WELLS	STATE	COUNTY	TOWNSHIP
−−−−−−−−−−−−−−−−−−−−−−−−−−−	−−−−−−−−−−−	−−−−−−−−−−−−−	−−−−−−−−−−−−−−−−−−−
Crozier #1	Pennsylvania	Fayette	Springhill
Delansky #1	Pennsylvania	Fayette	Springhill
Grimm #10	Pennsylvania	Fayette	Springhill
Doty #1	Pennsylvania	Fayette	Springhill
Knight #2	Pennsylvania	Fayette	Springhill
Knight #4	Pennsylvania	Fayette	Springhill
Lynch #3	Pennsylvania	Fayette	Washington
Anden #5	Pennsylvania	Fayette	Washington
Cook/Smith #1	Pennsylvania	Fayette	Washington
Cook/Smith #6	Pennsylvania	Fayette	Washington
Olexa #3	Pennsylvania	Fayette	Washington
Brazzon #3	Pennsylvania	Fayette	Washington
Cannizzaro #1	Pennsylvania	Fayette	Washington
Olexa #7	Pennsylvania	Fayette	Washington
Keffer #5	Pennsylvania	Fayette	Washington
Orr #19	Pennsylvania	Fayette	Washington
Orr #29	Pennsylvania	Fayette	Washington
Orr #31	Pennsylvania	Fayette	Washington
Orr #27	Pennsylvania	Fayette	Washington
Farquhar #9	Pennsylvania	Fayette	Washington
Campbell #8	Pennsylvania	Fayette	Washington
Hasek #1	Pennsylvania	Fayette	Washington
Sager #1	Pennsylvania	Fayette	Washington
Grant #7	Pennsylvania	Fayette	Washington
Canigiani #1	Pennsylvania	Fayette	Washington
Fayette Beagle Club #3	Pennsylvania	Fayette	Washington
McClure #1	Pennsylvania	Greene	Cumberland
Orlosky #5	Pennsylvania	Greene	Cumberland
Kemerer #1	Pennsylvania	Greene	Cumberland
Buday #2	Pennsylvania	Greene	Cumberland
Gais #1	Pennsylvania	Indiana	Conemaugh
Lytle #9	Pennsylvania	Indiana	Conemaugh
R. Speranza #4	Pennsylvania	Indiana	Conemaugh
R. Speranza #3	Pennsylvania	Indiana	Conemaugh
Gais #2	Pennsylvania	Indiana	Conemaugh
Vitali #1	Pennsylvania	Indiana	Conemaugh
Nowrytown Sportsmen #4	Pennsylvania	Indiana	Conemaugh
Lawry #3	Pennsylvania	Indiana	Young
Paul Heirs #3	Pennsylvania	Indiana	Young
Paul Heirs #6	Pennsylvania	Indiana	Young
Young Twp. #3 (McAfoose #3)	Pennsylvania	Indiana	Young
Mallory 4907 #11	Pennsylvania	Mckean	Corydon
Mallory 4907 #15	Pennsylvania	Mckean	Corydon
Mallory 4907 #14	Pennsylvania	Mckean	Corydon
Mallory 4907 #12	Pennsylvania	Mckean	Corydon
Mallory 4907 #13	Pennsylvania	Mckean	Corydon

EXHIBIT C
ATLAS AMERICA PUBLIC #14A-2005

WELLS	STATE	COUNTY	TOWNSHIP
−−−−−−−−−−−−−−−−−−−−−−−−−−−	−−−−−−−−−−−	−−−−−−−−−−−−−	−−−−−−−−−−−−−−−−−−−
Mallory 4874 #1	Pennsylvania	Mckean	Corydon
Mallory 4874 #2	Pennsylvania	Mckean	Corydon
Mallory 4874 #3	Pennsylvania	Mckean	Corydon
Mallory 4874 #4	Pennsylvania	Mckean	Corydon
Mallory 4874 #5	Pennsylvania	Mckean	Corydon
Mallory 4874 #16	Pennsylvania	Mckean	Corydon
Mallory 4874 #18	Pennsylvania	Mckean	Corydon
Mallory 4874 #17	Pennsylvania	Mckean	Corydon
Mallory 4874 #19	Pennsylvania	Mckean	Corydon
Mallory 4874 #20	Pennsylvania	Mckean	Corydon
Mallory 3710 #1	Pennsylvania	Mckean	Corydon
Mallory 3710 #2	Pennsylvania	Mckean	Corydon
Mallory 3710 #3	Pennsylvania	Mckean	Corydon
Mallory 3710 #4	Pennsylvania	Mckean	Corydon
Mallory 3710 #5	Pennsylvania	Mckean	Corydon
Thompson #24	Pennsylvania	Mckean	Lafayette
Thompson #23	Pennsylvania	Mckean	Lafayette
Thompson #22	Pennsylvania	Mckean	Lafayette
Thompson #21	Pennsylvania	Mckean	Lafayette
Thompson #20	Pennsylvania	Mckean	Lafayette
Gates #1	Pennsylvania	Mckean	Lafayette
Gates #2	Pennsylvania	Mckean	Lafayette
Gates #3	Pennsylvania	Mckean	Lafayette
Gates #6	Pennsylvania	Mckean	Lafayette
Gates #4	Pennsylvania	Mckean	Lafayette
Gates #5	Pennsylvania	Mckean	Lafayette
Gates #7	Pennsylvania	Mckean	Lafayette
Gates #8	Pennsylvania	Mckean	Lafayette
Gates #9	Pennsylvania	Mckean	Lafayette
Gates #10	Pennsylvania	Mckean	Lafayette
Section 2 Well #2-47	Pennsylvania	Mckean	Lafayette
Section 2 Well #2-46	Pennsylvania	Mckean	Lafayette
Section 2 Well #2-48	Pennsylvania	Mckean	Lafayette
Section 2 Well #2-45	Pennsylvania	Mckean	Lafayette
Section 2 Well #2-44	Pennsylvania	Mckean	Lafayette
Montgomery #10	Pennsylvania	Mckean	Lafayette
Montgomery #9	Pennsylvania	Mckean	Lafayette
Montgomery #4	Pennsylvania	Mckean	Lafayette
Montgomery #5	Pennsylvania	Mckean	Lafayette
Montgomery #6	Pennsylvania	Mckean	Lafayette
Young Pine Run #28	Pennsylvania	Mckean	Lafayette
Young Pine Run #26	Pennsylvania	Mckean	Lafayette
Young Pine Run #25	Pennsylvania	Mckean	Lafayette
Young Pine Run #23	Pennsylvania	Mckean	Lafayette
Young Pine Run #18	Pennsylvania	Mckean	Lafayette
Young Pine Run #19	Pennsylvania	Mckean	Lafayette

EXHIBIT C
ATLAS AMERICA PUBLIC #14A-2005

WELLS	STATE	COUNTY	TOWNSHIP
−−−−−−−−−−−−−−−−−−−−−−−−−−−	−−−−−−−−−−−	−−−−−−−−−−−−−	−−−−−−−−−−−−−−−−−−−
Clay Pit #1	Pennsylvania	Mckean	Lewis Run
Clay Pit #2	Pennsylvania	Mckean	Lewis Run
Clay Pit #3	Pennsylvania	Mckean	Lewis Run
Clay Pit #4	Pennsylvania	Mckean	Lewis Run
Clay Pit #5	Pennsylvania	Mckean	Lewis Run
GRDC #6	Pennsylvania	Mercer	Delaware
Stoyer-Romine Unit #1	Pennsylvania	Mercer	Delaware
GRDC #7	Pennsylvania	Mercer	Delaware
Krider #1	Pennsylvania	Mercer	Delaware
Groover #1	Pennsylvania	Mercer	Delaware
Quinter Unit #1	Pennsylvania	Mercer	Greene
New Beginnings Unit #1	Pennsylvania	Mercer	Hempfield
Savchuk #1	Pennsylvania	Mercer	Hempfield
Adzima #4	Pennsylvania	Mercer	Hempfield
Gibson #1	Pennsylvania	Mercer	Hempfield
R. Scott #1	Pennsylvania	Mercer	Hempfield
Adzima #2	Pennsylvania	Mercer	Hempfield
Downing Unit #2	Pennsylvania	Mercer	Sugar Grove
Downing Unit #1	Pennsylvania	Mercer	Sugar Grove
Patterson #12	Pennsylvania	Westmoreland	Rostraver
Patterson #14	Pennsylvania	Westmoreland	Rostraver
Frenchek #2	Pennsylvania	Westmoreland	Salem
Frye #7	Pennsylvania	Westmoreland	Salem
Smith #1	Pennsylvania	Westmoreland	Salem
Smith #5	Pennsylvania	Westmoreland	Salem
Smith #4	Pennsylvania	Westmoreland	Salem
CC-1044	Tennessee	Anderson	Duncan Flats Quad.
CC-1045	Tennessee	Anderson	Duncan Flats Quad.
CC-1065	Tennessee	Anderson	Duncan Flats Quad.
CC-1054A	Tennessee	Anderson	Duncan Flats Quad.
AD-1003A	Tennessee	Anderson	Duncan Flats Quad.
AD-1004	Tennessee	Anderson	Duncan Flats Quad.
AD-1010	Tennessee	Anderson	Fork Mountain Field
CC-2012	Tennessee	Anderson	Windrock Quad.
CC-1051	Tennessee	Anderson	Windrock Quad.
BR-1028	Tennessee	Morgan	Fork Mountain Field
HW-1024	Tennessee	Morgan	Fork Mountain Field
HW-1033	Tennessee	Morgan	Fork Mountain Field
HW-1037	Tennessee	Morgan	Fork Mountain Field
HW-1028	Tennessee	Morgan	Fork Mountain Field
HW-1021	Tennessee	Morgan	Fork Mountain Field
HW-1029	Tennessee	Morgan	Fork Mountain Field
HW-1026	Tennessee	Morgan	Fork Mountain Field
HW-1020	Tennessee	Morgan	Fork Mountain Field
HW-1039	Tennessee	Morgan	Fork Mountain Field

EXHIBIT C
ATLAS AMERICA PUBLIC #14A-2005

WELLS	STATE	COUNTY	TOWNSHIP
−−−−−−−−−−−−−−−−−−−−−−−−−−−	−−−−−−−−−−−	−−−−−−−−−−−−−	−−−−−−−−−−−−−−−−−−−
HW-1032	Tennessee	Morgan	Fork Mountain Field
HW-1022	Tennessee	Morgan	Gobey Field
HW-1023	Tennessee	Morgan	Gobey Field
CC-1043	Tennessee	Morgan	Petros Quad.
CC-2013	Tennessee	Morgan	Petros Quad.
CC-1042	Tennessee	Morgan	Petros Quad.
CC-2011	Tennessee	Morgan	Petros Quad.
CC-2014	Tennessee	Morgan	Petros Quad.
CC-1062	Tennessee	Morgan	Petros Quad.
BR-1027	Tennessee	Scott	Fork Mountain Field
BR-1034	Tennessee	Scott	Fork Mountain Field
AD-1018	Tennessee	Scott	Fork Mountain Field
BR-1033	Tennessee	Scott	Norma Quad.